Exhibit (10)(b)


                             GOODWIN, PROCTER & HOAR
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                COUNSELLORS AT LAW


                                             January 25, 1990

MetLife - State Street Equity Trust
One Financial Center
Boston, MA 02111-2690

Gentlemen:

     As counsel to MetLife - State Street Equity Trust, a voluntary association of the type commonly known as a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), we have been asked to render our opinion in connection with the proposed issuance by the Trust of shares of beneficial interest of MetLife - State Street Energy Fund (the "Fund"), a series of the trust which has been established and designated pursuant to
Section 4.2 of Article IV of the Trust's Master Trust Agreement dated March 18, 1986, as amended, all as more fully described in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 7 under the Securities Act of 1933 to the Registration Statement on Form N-1A (Securities Act File No. 33-4696) filed by the Trust (as amended, the "Registration Statement").

     We have examined the Master Trust Agreement (including all amendments thereto) and By-Laws of the Trust, the records of the proceedings of the Board of Trustees of the Trust and the sole shareholder of the Fund, the Prospectus and Statement of Additional Information contained in the Registration Statement and such other documents, records and certificates as we deemed necessary for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Trust has been duly organized and is validly existing pursuant to the laws of the Commonwealth of Massachusetts, and that the shares of beneficial interest of the Fund which are described in the foregoing Registration Statement will, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of the sale, be legally issued, fully paid and non-assessable by the Trust.

     We consent to being named in the Prospectus and Statement of Additional Information and to a copy of this opinion being filed as an exhibit to the foregoing Registration Statement.

                                 Very truly yours,
                                 /s/ Goodwin, Procter & Hoar
                                 GOODWIN, PROCTER & HOAR

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